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                                                                  Exhibit 16.1

May 16, 2002

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and, except as described in the next sentence, agree with the comments in Item 4 of Form 8-K of Seacoast Financial Services Corporation dated May 16, 2002. We have no basis to agree or disagree with the comments relating to the executive committee of the registrant's board of directors and the registrant's audit committee appearing in the first paragraph of
Item 4.

                                                      Yours truly,

                                                       /s/ ARTHUR ANDERSEN LLP